Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-231290 on Form S-3 of our report dated February 21, 2020, relating to the consolidated financial statements of Burlington Northern Santa Fe, LLC and subsidiaries, appearing in this Annual Report on Form 10-K for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Fort Worth, Texas
February 21, 2020

E-2